ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is executed and delivered as of June ___, 2008, by and among Superior Biotechnologies Corporation f/k/a Raven Biofuels International Corporation f/k/a Raven International Energy Corporation, a Delaware corporation (the "Seller"), and Raven Biofuels International Corporation, a Nevada corporation (the "Purchaser"). Each of the Purchaser and the Seller may be referred to herein as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, the Purchaser desires to purchase from the Seller a major part of the assets of the Seller, in accordance with the terms of this Agreement; and

WHEREAS, the Seller desires to sell to the Purchaser a major part of the assets of the Seller, in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and indemnities contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, the Seller does hereby grant, convey, sell, transfer, assign, and deliver to the Purchaser all of the Seller's rights, title, and interests in and to the assets identified on Exhibit A (collectively, the "Purchased Assets"). The Purchased Assets shall not include, and the Seller shall retain all right, title, and interest in and to, all assets of any nature whatsoever of the Seller not listed on Exhibit A.

Section 1.2 Contracts.

(a) Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any contract or agreement listed on Exhibit A (the "Assumed Contracts") shall require the consent of any third party which has not been obtained at the time of Closing (as hereinafter defined), the Purchaser hereby waives any requirement of the Seller to obtain consent and agrees that this Agreement and all actions taken pursuant to its provisions shall constitute an assignment despite such assignment or attempted assignment constituting a breach thereof or result in the loss or diminution thereof.

(b) With respect to each of the Assumed Contracts, the Seller shall retain all liabilities and obligations under such contracts resulting from events or occurrences, or relating to periods, prior to the Closing Date, and the Purchaser shall assume all liabilities and obligations

under such Assumed Contracts resulting from events or occurrences or relating to periods from and after the Closing Date.

Section 1.3 Consideration for Purchased Assets. Subject to the terms and conditions set forth in this Agreement, the aggregate purchase price (the "Purchase Price") for the Purchased Assets shall be: (a) Seventy-Five Thousand United States Dollars (USD $75,000) (the "Cash Consideration"), paid at Closing by wire transfer of immediately available funds to an account designated by the Seller; (b) the 400 shares of the Seller's capital stock represented by Raven International Energy Corporation stock certificate No. 002, dated April 2007 (the "Stock Consideration"); and (c) the assumption by the Purchaser of the Assumed Liabilities (as defined below).

Section 1.4 Assumed Liabilities. The Purchaser shall assume and agree to pay, perform and discharge, all of the debts, liabilities, obligations of: (a) the Purchased Assets, including but limited to the Assumed Contracts, it being acknowledged and agreed that liabilities under the Assumed Contracts are limited to obligations relating to the performance thereunder from and after the Closing Date, and (b) that certain Convertible Loan Note Agreement (the "Note"), dated 14 September 2007, by and between Seller and Tribune Capital Partners S.A. ("Tribune") (collectively, Section 1.4(a) and (b) are the "Assumed Liabilities"). Except for the Assumed Liabilities, the Purchaser shall not assume or be responsible for any claims against, or liabilities, commitments, contracts, agreements or obligations whatsoever of the Seller.

ARTICLE II
CLOSING

Section 2.1 Time and Method of Closing. The purchase and sale of the Purchased Assets (the "Closing") shall take place concurrently with the execution of this Agreement. The Closing may take place by exchange of facsimiles. The date on which the Closing occurs shall be referred to as the "Closing Date."

Section 2.2 Closing Deliveries.

(a) Deliveries by the Seller. At the Closing, simultaneously with the payment of the Purchase Price and the execution hereof by the Purchaser, the Seller is delivering or causing to be delivered to the Purchaser the following:

(i) a bill of sale, assignment and assumption agreement conveying the Purchased Assets to the Purchaser, in a form mutually satisfactory to the Parties (the "Bill of Sale")

(ii) a mutual release and waiver agreement releasing the Seller, the Purchaser, and Tribune, from all claims, in a form mutually satisfactory to the Seller, the Purchaser, and Tribune (the "RVBF/Tribune Release Agreement");

(iii) a mutual release and waiver agreement releasing the Seller and Nick DeVito from all claims, in a form mutually satisfactory to the Seller and Nick DeVito (the "DeVito Release Agreement");

(iv) a termination agreement terminating that certain Advisory and Private Placement Engagement Letter, dated 8 October 2007, by and between the Seller and Tribune, in a form mutually satisfactory to the Seller and Tribune (the "Termination Agreement");

(v) a consent to assignment permitting the Seller to assign to the Purchaser the Note, in a form mutually satisfactory to the Seller, the Purchaser, and Tribune (the "Consent to Assignment"); and

(vi) such other documents, certificates and instruments reasonably necessary to consummate the transactions contemplated by this Agreement.

(b) Deliveries by the Purchaser. At the Closing, simultaneously execution hereof by the Seller, the Purchaser is delivering or causing to be delivered to the Seller the following:

(i) the Cash Consideration;

(ii) the Stock Consideration and related stock power, duly executed by the Purchaser, in a form and substance satisfactory to the Seller;

(iii) the Bill of Sale;

(iv) the RVBF/Tribune Release Agreement;

(v) the DeVito Release Agreement;

(vi) the Termination Agreement;

(vii) the Consent to Assignment;

(viii) a non-competition agreement limiting the Purchaser and Tribune from transacting biofuels-related business in Vietnam for a period of three (3) years, duly executed by the Purchaser and Tribune; and

(ix) such other documents, certificates and instruments reasonably necessary to consummate the transactions contemplated by this Agreement.

(c) Transaction Documents. This Agreement, and the agreements, instruments and documents referred to in this Section 2.2 and any other agreements, instruments or documents executed and/or delivered in connection with this Agreement are collectively referred to as the "Transaction Documents."

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows:

Section 3.1 Organization, Existence and Good Standing. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware. The Seller has all requisite power and authority to carry on its business as now being conducted and to own and operate the Purchased Assets as now owned or operated.

Section 3.2 Authority. The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller, and this Agreement constitutes the legal, valid, and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity.

Section 3.3 Purchased Assets.

(a) the Seller has good title to all of the Purchased Assets, free and clear of any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, or right of first refusal.

(b) ALL OF THE ASSETS CONVEYED HEREBY ARE CONVEYED "AS IS," "WHERE IS," AND "WITH ALL FAULTS," EXCEPT AS SPECIFICALLY SET OUT HEREIN. THE SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WHETHER EXPRESSED, IMPLIED OR STATUTORY WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, CONDITION, USE OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSETS, EXCEPT AS SPECIFICALLY SET OUT HEREIN. THE PURCHASER AGREES, BY ITS EXECUTION HEREOF, THAT (i) THERE ARE NO REPRESENTATIONS AND WARRANTIES EXCEPT AS SPECIFICALLY SET OUT HEREIN, (ii) IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF THE SELLER WITH RESPECT TO THE FITNESS OF THE ASSETS FOR ANY PURPOSE INTENDED BY THE PURCHASER, (iii) IT HAS EXAMINED AND IS FAMILIAR WITH THE ASSETS AND (iv) IS BUYING THE ASSETS "AS IS," "WHERE IS," AND "WITH ALL FAULTS" AND WITHOUT ANY EXPRESSED OR IMPLIED WARRANTIES OF ANY KIND, EXCEPT AS SPECIFICALLY SET OUT HEREIN, INCLUDING, BUT NOT LIMITED TO, WARRANTIES RELATED TO MATERIALS, WORKMANSHIP, MERCHANTABILITY, CONDITION, USE, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THE SELLER HEREBY DISCLAIMS ANY SUCH WARRANTIES.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

Section 4.1 Organization, Existence and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has all requisite power and authority to carry on its business as now being conducted.

Section 4.2 Authority. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity.

Section 4.3 Stock Consideration. The Purchaser is the record and beneficial owner and holder of, and has good, valid and indefeasible record and beneficial title to, the Stock Consideration, free and clear of any adverse claim of any other person, including without limitation, any lien, pledge, hypothecation, security interest, encumbrance, restriction, equitable interest, claim, covenant, right of first refusal, call, option, commitment or agreement of any character relating to the Stock Consideration.

ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENT

Section 5.1 General. The Parties hereby agree to perform, execute or deliver, or cause to be performed, executed or delivered, such further acts, assurances and instruments as either Party may reasonably require to complete or perfect the conveyance and transfer to the Purchaser of all of the Seller's rights, title, and interests in and to the Purchased Assets consistent with this Agreement, and to do any and all such further acts and things as may be reasonably necessary to effect completely the intent of this Agreement.

Section 5.2 Website References. The Purchaser hereby agrees that it shall immediately remove from the Purchaser's website upon execution of this Agreement all references to the country of Vietnam whatsoever, including, but not limited to, developing projects in the country of Vietnam, and shall not reference the country of Vietnam or the development of projects in the country of Vietnam on the Purchaser's website for a period of three (3) years from and after the Closing Date.

Section 5.3 Domain Name. The Seller agrees that within five (5) business days after the Closing it will amend the registration information for the administrative contact and technical contact to the contact person or persons of the Purchaser's choice with related contact information, so that Purchaser can effect the transfer of the domain name of www.ravenbiofuels.com (the "Domain Name"). The Seller further covenants that, when requested, it will, without charge to the Purchaser, execute all documents and take all such further actions as may be necessary to enable the Purchaser to obtain its rights and interest in and to the Domain Name.

ARTICLE VI
INDEMNIFICATION

Section 6.1 Indemnification by the Seller. Subject to the limitations set forth in this Article VI, the Seller shall defend, indemnify, and hold harmless the Purchaser and its affiliates, employees, and directors from and against any claim, action, demand, loss, cost, expense,

liability, penalty, and other damage (including attorneys' fees) resulting from or arising out of: (a)(i) any breach of any representation or warranty of the Seller in the provisions of this Agreement; (ii) the breach or default in the performance by the Seller of any of its obligations hereunder; or (iii) any liability resulting from the Seller's operation and/or ownership of the Purchased Assets prior to the Closing Date; or (b) relating to, resulting from or arising out of any allegation by a third party of the events described in Section 6.1(a)(i) through (a)(iii) above.

Section 6.2 Indemnification by the Purchaser. Subject to the limitations set forth in this Article VI, the Purchaser shall defend, indemnify, and hold harmless the Seller and its affiliates, employees, and directors from and against any claim, action, demand, loss, cost, expense, liability, penalty, and other damage (including attorneys' fees) resulting from or arising out of: (a)(i) any claim against the Seller, its affiliates, employees, or directors by Pure Energy Corporation ("Pure") or any of Pure's affiliates relating to the sale and assignment of the Assumed Contracts; (ii) any breach of any representation or warranty of the Purchaser in the provisions of this Agreement; (iii) the breach or default in the performance by the Purchaser of any of its obligations hereunder; (iv) any liability resulting from the Purchaser's operations and/or ownership of the Purchased Assets from and after the Closing Date; (v) any of the Assumed Liabilities; or (b) relating to, resulting from or arising out of any allegation by a third party of the events described in Section 6.2(a)(i) through (a)(v) above.

Section 6.3 Notice and Defense of Third-Party Claims.

(a) If any judicial, administrative, arbitration, or investigatory proceeding or other proceeding, claim or controversy (collectively, a "Proceeding") shall be brought or asserted by a third party against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article VI from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Person, within fifteen (15) days after written notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of and at the expense of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof, except to the extent that such delay by the Indemnifying Person in assuming the defense would prejudice the Indemnified Person. Anything in this Article VI to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or

compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person, such compromise or settlement does not require the Indemnified Person to admit any wrongdoing or take or refrain from taking any action, and it includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.

(b) In the event any Indemnified Person should have a claim against any Indemnifying Person hereunder that does not involve a third-party claim, the Indemnified Person shall transmit to the Indemnifying Person a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Person's request for indemnification under this Agreement.

(c) In any Proceedings involving joint or concurrent damages among the Parties, each Party shall be responsible with respect to any losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative fault by each Party, as well as any relevant equitable considerations.

Section 6.4 Exclusivity. The Parties agree that the sole and exclusive remedy of any Party hereto or their respective affiliates with respect to this Agreement or any other claims relating to the Purchased Assets, the events giving rise to this Agreement and the other transactions contemplated hereby shall be limited to the indemnification provisions set forth in this Article VI. The Parties hereto intend that, even if indemnification and other obligations appear in various sections and articles of this Agreement, the indemnification procedures and limitations contained in this Article VI shall be the exclusive basis of the Parties for (a) any breach of a representation or warranty herein, (b) any failure of a Party to comply with any obligation, covenant, agreement or condition herein, or (c) any other damages relating to or arising out of this Agreement, *provided, however*, that nothing in this Section 6.4 shall prevent either Party from seeking injunctive or equitable relief, including but not limited to specific performance, for claims of breach or failure to perform covenants performable under this Agreement at any time after the Closing.

Section 6.5 Waiver of Consequential Damages. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS ARTICLE VI OR OTHERWISE IN RESPECT OF THIS AGREEMENT FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES, EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE. ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY, AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS ARTICLE VI, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF THE PARTY

1\6.

WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED, OR INDEMNIFIED. WHERE A PARTY HAS AN INDEMNIFICATION OBLIGATION UNDER THIS ARTICLE VI AS TO A MATTER AND APPLICABLE LAW MAY IMPOSE STRICT LIABILITY UPON THE OTHER PARTY FOR THAT MATTER SOLELY BY VIRTUE OF SUCH OTHER PARTY'S STATUS AS AN OWNER OR OPERATOR (AS SUCH TERMS ARE USED UNDER APPLICABLE ENVIRONMENTAL LAWS), THE APPLICATION OF SUCH STRICT LIABILITY SHALL NOT AFFECT INDEMNIFICATION LIABILITY UNDER THIS ARTICLE VI AND SUCH PARTY SHALL BE LIABLE AS PROVIDED IN THIS ARTICLE VI NOTWITHSTANDING SUCH OTHER PARTY'S STRICT LIABILITY.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Amendment and Modification. This Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the Parties.

Section 7.2 Waiver; Consents. Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be waived by the Party affected thereby only by a written instrument signed by the Party granting such waiver. No waiver, or failure to insist upon strict compliance, by any Party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any Party, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

Section 7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered personally, (ii) sent by facsimile (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or by registered or certified mail, return receipt requested, in each case to the other Party at the following addresses and facsimile numbers (or to such other address or facsimile number for a Party as shall be specified by like notice; provided that notices of a change of address or facsimile number shall be effective only upon receipt thereof):

If to the Seller, to:

Superior Biotechnologies Corporation
1200 Smith Street, Suite 1600
Houston, Texas 77002
Attn: Thomas W. Sloop
Facsimile No.: (713) 218-7136

with a copy (which shall not constitute notice) to:

Locke Lord Bissell & Liddell LLP
600 Travis Street, Suite 3400

i.b.

Houston, Texas 77002
Attention: Bill Swanstrom
Facsimile No.: (713) 229-2660

If to the Purchaser, to:

Raven Biofuels International Corporation
61 South Paramus Road
Paramus, New Jersey 07652
Attention: Ian Grant
Facsimile No.: (866) 433-3356

with a copy (which shall not constitute notice) to:

Madonald Tuskey, Corporate and Securities Lawyers
1210 – 777 Hornby Street
Vancouver, British Columbia V6Z 1S4
Attention: William L. Macdonald
Facsimile No.: (604) 681-4760

Section 7.4 Assignment. A Party may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, which consent shall not be unreasonably withheld or delayed.

Section 7.5 Jurisdiction and Venue. Any process against a Party in, or in connection with, any suit, action, or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 7.3 with the same effect as though served on it or them personally. Each Party hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the sole and exclusive jurisdiction and venue of any federal or state court located in Houston, Harris County, Texas, and waives any and all objections to jurisdiction and review or venue that it or they may have under the laws of Texas or otherwise.

Section 7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 7.7 Entire Agreement. This Agreement and the Exhibits hereto and the documents, instruments and schedules referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.8 Expenses. Except as otherwise provided in this Agreement, each of the Parties shall pay all expenses incurred by it in connection with entering into and carrying out its

obligations pursuant to this Agreement, including all of its attorneys' fees and all fees owed by it to any broker or finder.

Section 7.9 Attorneys' Fees. In the event a Party hereto institutes a proceeding against the other Party hereto for a claim arising out of or to enforce this Agreement, the losing Party shall pay the reasonable attorneys' fees incurred by the prevailing Party in connection with such proceeding.

Section 7.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to conflicts of law principles.

Section 7.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided that any provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction will not affect the enforceability of the remaining terms and provisions hereof or the enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 7.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

Section 7.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

[***Signature Page Follows***]

IN WITNESS WHEREOF, the Parties executed this Agreement as of the date first above written.

SELLER:

SUPERIOR BIOTECHNOLOGIES CORPORATION

By: ______________________________
Thomas W. Sloop, CEO

PURCHASER:

RAVEN BIOFUELS INTERNATIONAL CORPORATION

By: ______________________________
Ian Grant, President

IN WITNESS WHEREOF, the Parties executed this Agreement as of the date first above written.

SELLER:

SUPERIOR BIOTECHNOLOGIES CORPORATION

By: ______________________________
Thomas W. Sloop, CEO

PURCHASER:

RAVEN BIOFUELS INTERNATIONAL CORPORATION

By: ______________________________
Ian Grant, President

EXHIBIT A

PURCHASED ASSETS

1. That certain Technology License Agreement, dated 7 July 2007, by and between the Seller and Pure Energy Corporation.

2. That certain India Project Funding Agreement, dated 7 July 2007, by and between the Seller and Pure Energy Corporation.

3. Website address of www.ravenbiofuels.com.

4. Logo and all associated artwork –

RAVEN
BIOFUELS
INTERNATIONAL

5. Corporate Names – "Raven," "Raven International Energy," and "Raven Biofuels International."